EXHIBIT B

                        ADMINISTRATION SERVICES AGREEMENT

                          MEEDER ASSET MANAGEMENT, INC.
                                       AND
                            MUTUAL FUNDS SERVICE CO.


     This Administration Services Agreement (the "Agreement") dated as of the 1st day of October, 2003, made by and between MEEDER ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Ohio (the "Adviser"), and MUTUAL FUNDS SERVICE CO., a corporation organized under the laws of the State of Ohio ("Administrator").

                               W I T N E S S E T H

     WHEREAS, MEEDER PREMIER PORTFOLIOS is a Massachusetts business trust (the "Trust") acting on behalf of the portfolios as set forth on Schedule A attached hereto and incorporated herein, as such Schedule may be amended from time to time by the Adviser and Administrator (each series, a "Portfolio and collectively, the "Portfolios");

     WHEREAS, each Portfolio is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended, (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

     WHEREAS, pursuant to an Investment Advisory Agreement dated of even date herewith between the Adviser and the Trust (the "Investment Advisory Agreement"), the Adviser has agreed to arrange for the provision of certain administrative services for each of the Portfolios;

     WHEREAS, the Adviser wishes to engage the Administrator to provide certain administrative and management services, and the Administrator is willing to provide such administrative and management services to each Portfolio, on the terms and conditions hereinafter set forth; and

     WHEREAS, pursuant to the Investment Advisory Agreement, the Trust, on behalf of the Portfolios, has agreed to allow the Portfolios to receive the services to be performed by the Administrator pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereto as herein set forth, the parties agree as follows:

     1. DUTIES OF THE ADMINISTRATOR. The Trust hereby appoints Administrator as the Trust's Administrator for each Portfolio and Administrator accepts such appointment and agrees to act in such capacity upon the terms set forth in this Agreement. The Trust acknowledges and accepts this appointment. Subject to the direction and control of the Board of Trustees of the Trust, the Administrator shall perform such administrative services for the Portfolios as may from time to time be reasonably requested by the Trust. The types of services which may be called for hereunder include without limitation: (a) providing equipment and clerical personnel necessary for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Trust, for directors, officers and employees of the Administrator to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law;
(c) supervising the overall administration of each Portfolio, including negotiation of contracts and fees with and the monitoring of performance and billings of each Portfolio's custodian and other independent contractors or agents; (d) assisting in preparing and, if applicable, filing all documents required for compliance by each Portfolio with applicable federal laws and regulations, including registration statements, semi-annual and annual reports to shareholders and proxy statements; (e) preparing supporting documents for meetings of Trustees and committees of Trustees; (f) maintaining current and accurate books and records of the Trust and each Portfolio; and (g) performing the services set forth on Schedule A attached hereto. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of each Portfolio's assets or the rendering of investment advice and supervision with respect thereto, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any custodian of each Portfolio or any person or agent responsible for state registration or renewal functions of each Portfolio.

     Accounts, records and other information shall belong to each Portfolio and be considered confidential. Accounts, records and other information will not be disclosed to other than federal and state regulators without permission from each Portfolio.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Administrator shall pay the entire salaries and wages of its officers and employees who devote part or all of their time to the affairs of the Administrator, and the wages and salaries of such persons shall not be deemed to be expenses incurred by each Portfolio for purposes of this Section 2. Except as provided in the foregoing sentence, each Portfolio will pay all of its own expenses including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to each Portfolio; fees and expenses of each Portfolio's independent auditors, legal counsel and any transfer agent or registrar of each Portfolio; expenses of preparing, printing and mailing reports, notices, proxy statements

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

and reports to investors and governmental agencies and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of each Portfolio's custodian for all services to each Portfolio, including safekeeping of portfolios and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of each Portfolio; expenses of meetings of shareholders of each Portfolio; and expenses relating to the issuance, registration and qualification of shares of each Portfolio.

     3. COMPENSATION OF THE ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Administrator hereunder, the Adviser shall pay to the Administrator an administrative fee as agreed to between the parties.

     4. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The Administrator and its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration of each Portfolio or the performance of its duties hereunder, unless caused by the Administrator's negligence, willful misfeasance, or breach of this Agreement.

     5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to each Portfolio are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties.

     6. TERMINATION. This Agreement shall have an initial term of one year beginning on the date first set forth above. Subsequent to the initial term this Agreement may be terminated by either party upon 60 days' prior written notice.

     7. DELEGATION BY THE ADMINISTRATOR. The Administrator may delegate any or all of its obligations hereunder to any one or more entities or persons; PROVIDED, HOWEVER, that the Administrator shall not make any such delegation unless the Trustees of the Trust shall have approved such delegation; and PROVIDED, FURTHER, that, unless each Portfolio otherwise expressly agrees in writing, the Administrator shall be as fully responsible to each Portfolio for the acts and omissions of the entity or person to whom the Administrator has made such delegation as it would be for its own acts or omissions.

     8. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

          IF TO THE ADVISER:
          ------------------

          Meeder Asset Management, Inc.
          6125 Memorial Drive
          Dublin, OH  43107

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

          IF TO THE TRUST OR A PORTFOLIO:
          -------------------------------

          Meeder Premier Portfolios
          6125 Memorial Drive
          Dublin, OH  43107

          IF TO THE ADMINISTRATOR:
          ------------------------

          Mutual Funds Service Co.
          6125 Memorial Drive
          Dublin, OH 43017

Any such notice shall be deemed to have been given upon receipt.

     9. The Directors, officers, employees and agents of the Adviser shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     11. ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Adviser without the written consent of the Administrator, or by the Administrator without the written consent of the Adviser, in each case authorized or approved by a resolution of its Director.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to its choice of law rules.

     13. THIRD PARTY BENEFICIARY. Each Portfolio shall be deemed a third party beneficiary under this Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                        MEEDER ASSET MANAGEMENT, INC.

                                        By:
                                            ------------------------------

                                        MUTUAL FUNDS SERVICE CO.

                                        By:
                                            ------------------------------

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                                   SCHEDULE A

                           DEFENSIVE EQUITY PORTFOLIO
                                GROWTH PORTFOLIO
                             FIXED INCOME PORTFOLIO
                           AGGRESSIVE GROWTH PORTFOLIO

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

                                   SCHEDULE A

                            MUTUAL FUNDS SERVICE CO.

                         ADMINISTRATION SERVICES SUMMARY
                         -------------------------------


o If desired by each Portfolio, arranging for Directors, officers and employees of MFSCo. to serve as directors, officers, agents of the Portfolio if duly elected or appointed.

o Negotiation of contracts and fees with other independent contractors. Monitor performance and billings of each Portfolio's custodian and other independent contractors or agents.

o Preparing for review by each Portfolio legal counsel and Directors and, where applicable, filing with the SEC, those documents required for compliance by the Portfolio under applicable federal laws and regulations:

     (1)  Form N-1A Registration Statement

     (2)  Rule 24f-2 Notice

     (3)  Semi-annual and annual reports to shareholders

     (4)  Form N-SAR Semi-Annual Report for Regulated Investment Companies

     (5)  Proxy Statements

o Prepare requested supporting documents and summaries for meetings of Directors and committees of Directors.

o Prospectus, New Account Application, miscellaneous forms, reports to shareholders and Directors will be produced and customized to meet your needs.

o Coordinate Blue Sky activities with the Portfolio's in-house personnel or agent responsible for state registration or renewal functions of each Portfolio.

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